Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE MAKER MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $1,000,000	Issue Date: May [__], 2023

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Pono Capital Two, Inc., a Delaware corporation (the “Maker”), promises to pay to SBC Medical Group Holdings Incorporated, a Delaware corporation or its registered assigns or successors in interest (the “Payee”), the Principal Amount (as defined below) in lawful money of the United States of America, on the terms and conditions described below, to the extent the Principal Amount is not converted into shares of Common Stock (as defined below). All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. This Note is being acquired by the Payee and is being sold and issued by the Maker pursuant to a Note Purchase Agreement between the Maker and the Payee, dated as of May 18, 2023 (the “Agreement”) and is subject to the terms and conditions therein. The Make and the Payee may be referred to herein collectively as the “Parties” and each individually as a “Party”. Defined terms used herein without definitions shall have the meanings given in the Agreement.

Section 1. Principal. Subject to the terms and conditions herein, the principal balance of this Note of $1,000,000 (the “Principal Amount”), shall be due and payable on the earlier of (i) the first Business Day following the effective date of the consummation of the transactions as set forth in the Agreement and Plan of Merger by and among the Maker, Pono Two Merger Sub, Inc., Mehana Capital LLC, Yoshiyuki Aikawa and the Payee, dated as of January 31, 2023 (as the same may be amended from time to time, the “Merger Agreement”), and (ii) the one year anniversary of the Issue Date as set forth above (as applicable, the “Maturity Date”), unless accelerated upon the occurrence of an Event of Default (as defined below). The transactions as set forth in the Merger Agreement are referred to as the “Business Combination”. The Principal Amount may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder. The Payee understands that if the Maturity Date is determined pursuant to the provisions of clause (ii) or clause (iii) of this Section 1, this Note will be repaid solely to the extent that the Maker has funds available to it outside of its trust account established in connection with its initial public offering of its securities (the “Trust Account”), and that all other amounts will be contributed to capital, forfeited, eliminated or otherwise forgiven or eliminated.

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Section 2. Interest. No interest shall accrue on the Principal Amount unless otherwise required by applicable law, in which event interest shall accrue on the Principal Amount at the minimum rate required by applicable law and shall thereafter constitute a part of the “Principal Amount”.

Section 3. Application of Payments. All payments hereunder shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid Principal Amount.

Section 4. Purpose. The Maker shall apply all the amounts advanced by the Payee under this Note towards the Maker’s working capital requirements.

Section 5. Events of Default. Each of the following shall constitute an event of default pursuant to this Note (each, an “Event of Default”):

(a)	Failure to Perform Obligations; Representations and Warrants. The Maker shall fail to materially observe or perform any covenant, condition or agreement contained in this Note or any Transaction Document or the Merger Agreement, which failure shall continue for a period of Ten (10) Business Days after written notice to Maker, including, without limitation, to perform its obligations with respect to the conversion of the Principal Amount into Conversion Shares (as defined below) pursuant to Section 7 or to otherwise satisfy its obligations under this Note, any Transaction Document or the Merger Agreement; or any representation or warranty made by the Maker or any of its subsidiaries herein or in the Agreement, any other Transaction Document or the Merger Agreement shall prove to have been materially false or incorrect or breached in a material respect on the date as of which made.

(b)	Voluntary Bankruptcy, Etc. The Maker shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets; (ii) make a general assignment for the benefit of its creditors; (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally; (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic); (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same; or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing.

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(c)	Involuntary Bankruptcy, Etc. A proceeding or case shall be commenced in respect of the Maker without its application or consent, in any court of competent jurisdiction, seeking: (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts; (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Maker or any of its Subsidiaries; or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Maker or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Maker and shall continue undismissed, or unstayed and in effect for a period of sixty (60).

Section 6. Remedies.

(a)	Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid Principal Amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly unconditionally and irrevocably waived by the Maker, anything contained herein or in the Transaction Documents evidencing the same to the contrary notwithstanding.

(b)	Upon occurrence of an Event of Default specified in Section 5(b) or Section 5(c), the Payee may at any time at its option (1) declare the Principal Amount due and payable, and thereupon, the same shall be accelerated and so due and payable, without presentment, demand, protest or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Maker and (2) exercise all other rights and remedies available to it under the Transaction Documents.

Section 7. Automatic Conversion.

(a)	Conversion. Immediately prior to the merger being effected in connection the consummation of the Business Combination (the “Conversion Time”), the outstanding Principal Amount shall be converted automatically into the number of fully paid and non-assessable shares of Common Stock (the “Conversion Shares”) equal to the quotient (rounded down to the nearest whole share) obtained by dividing (x) the Principal Amount by (y) $10.00 (the “Conversion Price”) without any action by the Payee and whether or not the document representing such Note is surrendered to the Maker or its transfer agent. Notwithstanding the foregoing, the Conversion Shares shall not entitle the Payee to receive funds from the Trust Account or vote on any initial Business Combination, on any pre-Business Combination activity or on any amendment to Article IX of the Maker’s Amended and Restated Certificate of Incorporation. In the event of any forward or reverse split of the Common Stock following the Issue Date, the Conversion Price shall be equitably adjusted. By way of example and not limitation, in the event of a 2 for 1 forward split of the Common Stock following the Issue Date, pursuant to which each share of Common Stock is converted into two shares of Common Stock, the Conversion Price shall be reduced to $5.00; and in the event of a 1 for 2 reverse split of the Common Stock following the Issue Date, pursuant to which each two shares of Common Stock are converted into one share of Common Stock, the Conversion Price shall be increased to $20.00.

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(b)	Conversion Procedure. At the Conversion Time, the Maker shall instruct its transfer agent to record the Payee as the record and beneficial holder of the number of Conversion Shares to which Payee shall be entitled upon such conversion, to be issued as fully paid to Payee and deliver to Payee in book entry of such updated shareholder list. No fractional shares shall be issued. Any right to a fractional share will be rounded up to the nearest whole share.

(c)	Reservation of Shares Issuable Upon Conversion. The Maker shall at all times reserve and keep available out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of this Note such number of Conversion Shares as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued Common Stock shall not be sufficient to effect the conversion of the entire outstanding Principal Amount of this Note, without limitation of such other remedies as shall be available to the Payee, the Maker will use its reasonable best efforts to take such corporate action as may, in the opinion of counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(d)	Lock-Up Agreement. Upon issuance of the Conversion Shares, Payee agrees to enter into a lock-up agreement with respect the Conversion Shares upon consummation of the Business Combination, which lock-up agreement shall be in substantially the same form as the one attached to the Merger Agreement (the “Lock-Up Agreement”).

Section 8. Covenants of the Maker. The Maker covenants that any Conversion Shares issuable upon conversion of the Note, when so issued, will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof.

Section 9. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

Section 10. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder. No course of delay on the part of the Holder shall operate as a waiver thereof or otherwise prejudice the rights of the Holder. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

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Section 11. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be given in accordance with the provisions of the Agreement.

Section 12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 13. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any monies in, or any distribution of or from, the Trust Account, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Payee hereby agrees not to make any Claim against the Trust Account (including any distributions therefrom), regardless of whether such Claim arises as a result of, in connection with or relating in any way to, this Note, or any other matter, and regardless of whether such Claim arises based on contract, tort, equity or any other theory of legal liability. To the extent the Payee commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Maker (including this Note), which proceeding seeks, in whole or in part, monetary relief against the Maker, the Payee hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such Claim shall not permit the Maker (or any person claiming on its behalf or in lieu of it) to have any Claim against the Trust Account (including any distributions therefrom) or any amounts contained therein.

Section 14. Transfer of this Note or Securities Issuable on Conversion. With respect to any sale or other disposition of this Note or Conversion Shares, the Payee shall give written notice to the Maker prior thereto, describing briefly the manner thereof, together with (i) (A) a written opinion (unless waived by the Maker) reasonably satisfactory to the Maker in form and substance from counsel reasonably satisfactory to the Maker to the effect that such sale or other distribution may be effected without registration or qualification under any U.S. federal or state law then in effect and (B) a written opinion from counsel reasonably satisfactory to the Maker (unless waived by the Maker), reasonably satisfactory to the Maker in form and substance that such sale or other distribution does not violate, contravene, or result in a default by the Payee of, any agreement or instrument entered into by the Payee in connection with the Business Combination, including but not limited to the Lock-Up Agreement, and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein or if other documents entered into by Payee in connection with the Business Combination. Upon receiving such written notice, reasonably satisfactory opinion and/or certificate (unless waived by the Maker), or other evidence, and such written acknowledgement, the Maker, as promptly as practicable, shall notify the Payee that the Payee may sell or otherwise dispose of this Note or Conversion Securities, all in accordance with the terms of the note delivered to the Maker. If a determination has been made pursuant to this Section 14 that the opinion of counsel for the Payee or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to the Maker, the Maker shall so notify the Payee promptly after such determination has been made. Any Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Maker such legend is not required in order to ensure compliance with the Securities Act. The Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of the Maker. Prior to presentation of this Note for registration of transfer, the Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Maker shall not be affected by notice to the contrary.

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Section 15. Acknowledgment. The Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws. The Payee understands that the acquisition of this Note involves substantial risk. The Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

Section 16. Replacement. Upon receipt of a duly executed and notarized written statement from the Holder with respect to the loss, theft or destruction of this Note (or any replacement hereof), or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Maker shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

Section 17. Regulatory Compliance. If Conversion Shares require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Maker shall, at its sole cost and expense, in good faith and as expeditiously as possible, use commercially reasonable efforts to secure such registration, listing or approval, as the case may be.

Section 18. Amendments; No Waivers; Etc..

(a)	Other than as specifically set forth herein, this Note may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the Parties.

(b)	Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c)	Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Note. No exercise of any right or remedy with respect to a breach of this Note shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

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Section 19. No Consequential or Punitive Damages. Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Note or any provision hereof or any matter otherwise relating hereto or arising in connection herewith, other than for any punitive damages actually ordered by a Governmental Authority and thereafter finally paid.

Section 20. Expenses. Unless otherwise contemplated or stipulated by this Note, all costs and expenses incurred in connection with this Note shall be paid by the Party incurring such cost or expense.

Section 21. Successors and Assigns; Benefit. Subject to the restrictions on transfer in Section 14 and Section 15, this Note shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Other than as specifically set forth herein, no Party shall have any power or any right to assign or transfer, in whole or in part, this Note, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Note or the transactions contemplated herein, or to pursue any claim for any breach or default of this Note, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

Section 22. Governing Law; Etc.

(a)	This Note, and all matters based upon, arising out of or relating in any way to the transactions contemplated herein as well as the interpretation, construction, performance and enforcement of this Note, shall be governed by the laws of the United States and the State of Delaware, without regard to any jurisdiction’s conflict-of-laws principles.

(b)	ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREIN SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE STATE COURTS OF THE STATE OF NEW YORK, IN EACH CASE LOCATED IN NEW YORK CITY, NEW YORK, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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(c)	EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREIN, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 22(c).

Section 23. Specific Performance. Each Party agrees that irreparable damage would occur if any provision of this Note were not performed in accordance with the terms hereof and that each Party shall be entitled to seek specific performance of the terms hereof in addition to any other remedy at law or in equity.

Section 24. Severability. If any provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated herein are fulfilled to the extent possible.

Section 25. Entire Agreement. This Note and the other Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 26. Counterparts. This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the Issue Date as set forth above.

Pono Capital Two, Inc.

By:
Name:	Darryl Nakamoto
Title:	Chief Executive Officer

Agreed and Acknowledged as of the Issue Date as set forth above:

SBC Medical Group Holdings Incorporated

By:
Name:	Yoshiyuki Aikawa
Title:	Chief Executive Officer

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